                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEALTHCARE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (HCRI Letterhead)

                                                                  March 20, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Healthcare Recoveries, Inc. to be held on April 28, 2000 at 1400 Watterson Tower, Louisville, Kentucky 40218. The meeting will begin promptly at 9:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Healthcare Recoveries, Inc.

                                           Sincerely,

                                           /s/ Patrick B. McGinnis
                                           Patrick B. McGinnis
                                           Chairman of the Board and
                                           Chief Executive Officer

                        (Healthcare Recoveries Address)

                                  (HCRI Logo)

                          HEALTHCARE RECOVERIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 28, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of Healthcare Recoveries, Inc. (the "Company") will be held at 1400 Watterson Tower, Louisville, Kentucky 40218, on Monday, April 28, 2000, at 9:00 a.m., local time, for the following purposes:

          (i) To elect two (2) Class C directors to three-year terms expiring at the 2003 annual meeting of stockholders;

          (ii) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2000; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 13, 2000 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on March 13, 2000 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from April 14, 2000 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Douglas R. Sharps
                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer and Secretary

Louisville, Kentucky
March 20, 2000

     PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                          HEALTHCARE RECOVERIES, INC.
                              1400 WATTERSON TOWER
                           LOUISVILLE, KENTUCKY 40218

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2000

                                                                  MARCH 20, 2000

     The enclosed form of proxy is solicited by the Board of Directors of Healthcare Recoveries, Inc. (the "Company") for use at the annual meeting of stockholders to be held on April 28, 2000 (the "Annual Meeting"), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on March 13, 2000 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 11,225,188 shares of common stock, $0.001 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about March 20, 2000.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote").

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") is divided into three classes designated as Class A, Class B and Class C, serving staggered, three-year terms. Of the current six directors, two will continue to serve for terms expiring in 2001 and two will continue to serve for terms expiring in 2002 (the "Continuing Directors"). Management of the Company and the Board recommend the election of Patrick B. McGinnis and Jill L. Force for the office of Class C director to hold office for a three-year term and until their successors are duly elected and qualified.

     The Board has no reason to believe that either of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting either of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than two directors. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect the directors.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the Continuing Directors and the nominees for election to the Board. Also set forth below as to each Continuing Director and nominee is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

NOMINEES

CLASS C DIRECTORS -- TERM EXPIRING 2003

MS. JILL L. FORCE
Age 47
Director Since 1997

     Ms. Force served as General Counsel of Vencor, Inc. ("Vencor") from 1989 to 1999, most recently as Senior Vice President, General Counsel and Corporate Secretary. Vencor filed a voluntary bankruptcy petition under Chapter 11 of the Federal Bankruptcy laws in September 1999. She is currently a partner with The Allegro Group, a healthcare financial advisory firm. She is also licensed in the Commonwealth of Kentucky as a certified public accountant.

MR. PATRICK B. MCGINNIS
Age 52
Director Since 1997

     In 1988, Mr. McGinnis left Humana Inc., where he served as Vice
President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left the Company to become President of the Medaphis Healthcare Information Technology Company, which provides a variety of sophisticated software solutions to healthcare enterprises throughout the United States. He rejoined the Company in January 1997 as its Chairman and Chief Executive Officer. Mr. McGinnis serves on the board of directors of Almost Family, Inc., formerly CareTenders Health Corp.

CONTINUING DIRECTORS

CLASS A DIRECTORS -- TERM EXPIRING 2001

MR. JOHN H. NEWMAN
Age 55
Director Since 1997

     Mr. Newman is a senior partner in the international law firm of Brown & Wood LLP. He joined the firm in 1972 and was made partner in 1980. Based in New York City, Mr. Newman's legal practice is concentrated on the representation of domestic and international issuers and underwriters in the capital formation process.

MR. CHRIS B. VAN ARSDEL
Age 55
Director Since 1997

     Mr. Van Arsdel currently serves as a senior consultant to the Electronic Data Systems Corporation ("EDS") Vice President responsible for Information Technology Service Delivery to EDS's largest global customer. In this capacity, Mr. Van Arsdel is responsible for improving service to various customer groups. Prior to retiring from EDS in 1999, Mr. Van Arsdel served as a divisional vice president responsible for customer service with large EDS customers. Mr. Van Arsdel's career with EDS began in November 1970 and he held various executive positions, including Divisional Vice President of the Resellers Division, Director of Corporate Quality and Director of Operations.

CLASS B DIRECTORS -- TERM EXPIRING 2002

MR. WILLIAM C. BALLARD, JR.
Age 59
Director Since 1997

     Mr. Ballard is of counsel to the law firm Greenebaum Doll & McDonald in Louisville, Kentucky. He retired in 1992 after 22 years as the Chief Financial Officer and a director of Humana Inc. Mr. Ballard serves on the boards of directors of Health Care REIT, Inc., LG&E Energy Corp., Mid-America Bancorp and UnitedHealth Group.

MS. ELAINE J. ROBINSON
Age 51
Director Since 1997

     Ms. Robinson is Executive-In-Residence at the University of Louisville. She served as Vice President and Treasurer of Providian Corporation from December 1991 until November 1, 1997 when she retired after more than ten years service with the company. Providian Corporation was acquired by AEGON N.V. in June 1997.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board which is composed of John
H. Newman, Chairman, Jill L. Force, and Chris B. Van Arsdel. The Audit Committee is responsible for, among other things, recommending to the Board of Directors the accounting firm that will serve as independent auditors for the Company and reviewing the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has a Compensation Committee of the Board which is composed of William C. Ballard, Jr., Chairman, Jill L. Force, and Elaine J. Robinson. The Compensation Committee, among other things, approves base salaries of executive officers, approves the terms of annual incentive or bonus plans in which executive officers participate and reviews and makes recommendations to the Board concerning approval and adoption of and amendments to stock-based compensation plans. The Compensation Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Board appointed a Special Committee in August 1999. The Special Committee is composed of William C. Ballard, Jr., Chairman, Jill L. Force, John
H. Newman, Elaine J. Robinson and Chris B. Van Arsdel. The Special Committee is responsible for evaluating strategic alternatives available to the Company, including a possible sale.

     The Company does not have a nominating committee.

     During 1999, the Board met 5 times, the Audit Committee met 4 times, the Compensation Committee met 2 times and the Special Committee met 11 times. All of the directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which they served during 1999.

DIRECTORS' COMPENSATION

     The Company pays its non-employee directors an annual retainer in the amount of $15,000 plus $1,500 for attendance (in person or by telephone) at each meeting of the Board or the Special Committee. In addition, the Company pays each member of the Special Committee a semi-annual retainer in the amount of $10,000. In 1998, the Company adopted the 1998 Deferred Compensation Plan for Directors (the "Deferred Plan"). The Deferred Plan provides a mechanism under which a director can elect to defer the payment of the foregoing fees until after the earlier of his or her death, resignation, removal or retirement as a director. To date, there have been no deferrals under the Deferred Plan. In addition, the Company provides for the grant of options to purchase Common Stock to each non-employee director of the Company under the Company's Amended and Restated Directors' Stock Option Plan (the "Directors' Plan"). In 1997, each non-employee director was awarded options to purchase 10,000 shares of Common Stock at an exercise price equal to the initial public offering price per share upon consummation of the Company's initial public offering in May 1997. The Directors' Plan provides that beginning on the date of the annual meeting of stockholders in May 1998 and on the date of each subsequent annual meeting for so long as shares are available under the

Directors' Plan, each eligible director will receive options to purchase 2,000 shares of Common Stock. The Directors' Plan currently provides that one-third of the shares of Common Stock covered by an option grant will vest on the first anniversary of the date of the grant and on each succeeding anniversary until fully vested, provided that the optionee must be a non-employee director of the Company on each such anniversary in order for options to vest on such date. Subject to adjustment in accordance with the provisions of the Directors' Plan, the total amount of Common Stock for which options may be granted to directors under the Directors' Plan shall not exceed in the aggregate 150,000 shares. As of December 31, 1999, options to purchase 70,000 shares had been granted under the Directors' Plan. The Directors' Plan, with respect to the granting of options, shall terminate at midnight on March 31, 2002.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 13, 2000 by (i) each of the Company's directors, (ii) the Company's Chief Executive Officer and named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY
                            NAME                                OWNED(1)     PERCENT OF CLASS(2)
                            ----                              ------------   -------------------
Patrick B. McGinnis.........................................     290,000(3)        2.6%
Robert G. Bader, Jr.........................................      41,325(4)        *
Mark J. Bates...............................................      29,057(5)        *
Debra M. Murphy.............................................      87,367(6)        *
Douglas R. Sharps...........................................      90,834(7)        *
William C. Ballard, Jr......................................      32,000(8)        *
Jill L. Force...............................................      14,500(9)        *
John H. Newman..............................................      22,000(10)       *
Elaine J. Robinson..........................................      12,500(11)       *
Chris B. Van Arsdel.........................................      12,500(12)       *
All executive officers and directors as a group (13
  persons)..................................................     682,083           6.1%

---------------

   * Beneficial ownership represents less than 1% of the Company's outstanding common stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them. Shares have been rounded to avoid listing fractional shares issued in connection with the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan").
 (2) Based on an aggregate of 11,225,188 shares of Common Stock issued and outstanding as of March 13, 2000.
 (3) Includes 5,000 shares held by Mr. McGinnis' spouse. Also includes 180,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Healthcare Recoveries, Inc. Non-Qualified Stock Option Plan for Eligible Employees (the "Option Plan") and the Healthcare Recoveries, Inc. 1997 Stock Option Plan for Eligible Participants (the "Stock Option Plan").

 (4) Includes 2,300 shares Mr. Bader holds jointly with his spouse. Includes 4,025 shares acquired under the Stock Purchase Plan. Also includes 35,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (5) Represents 4,057 shares acquired under the Stock Purchase Plan. Also includes 25,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Stock Option Plan.
 (6) Includes 700 shares which are held by Ms. Murphy as trustee for a minor child. Also includes 71,667 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan and the Stock Option Plan.
 (7) Includes 70,834 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options granted under the Option Plan and the Stock Option Plan.
 (8) Represents 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his son, 5,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his daughter and 10,000 shares held by Mr. Ballard in a charitable remainder trust for the benefit of his spouse. Mr. Ballard has sole voting power over the shares. Also, includes 12,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
 (9) Includes 12,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(10) Represents 10,000 shares owned by Mr. Newman's spouse. Also includes 12,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(11) Includes 12,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.
(12) Includes 12,000 shares that are not currently outstanding, but that may be acquired within sixty (60) days upon the exercise of stock options under the Directors' Plan.

                             EMPLOYMENT AGREEMENTS

     In May 1997, the Company entered into an employment agreement pursuant to which Mr. McGinnis serves as Chairman and Chief Executive Officer of the Company. The employment agreement is for a term of three years, with automatic two year renewals, unless a notice of termination is delivered by either party within not less than sixty (60) days prior to the end of a term or a renewal term. Under the terms of the agreement, Mr. McGinnis received a salary at an initial annual rate of $200,000. The Company may terminate the employment agreement and all of its obligations thereunder if Mr. McGinnis (i) materially breaches any term of the employment agreement, (ii) commits any other act in bad faith materially detrimental to the business or reputation of the Company, (iii) engages in illegal activities or is convicted of any crime involving fraud, deceit, or moral turpitude, or (iv) dies or becomes mentally or physically incapacitated or disabled and is materially unable to perform his obligation under the employment agreement. The Company's obligations under the employment agreement to pay salary, to provide for the continued vesting of stock option awards and to provide for health insurance benefits shall continue for the greater of the remainder of the term (or the renewal term) or two years if the Company terminates the employment agreement for any reason other than (i)-(iv) above, or if Mr. McGinnis terminates the agreement for one of the following reasons (i) the Company materially breaches any term of the employment agreement, (ii) the Company assigns Mr. McGinnis duties, or significantly reduces his assigned duties, in a manner inconsistent with his position with the Company (without his consent), (iii) the Company requires Mr. McGinnis's relocation outside of the metropolitan Louisville, Kentucky area (without his consent), (iv) the Company fails to obtain the assumption of the employment agreement by any successors to the Company, or (v) a Change in Control Event (as defined in the employment agreement) occurs, and Mr. McGinnis's employment is terminated by Mr. McGinnis within 120 days thereafter (in this latter event, Mr. McGinnis may also be entitled to receive a certain Gross-Up Payment (as defined in the employment agreement)). The employment agreement contains certain confidentiality and noncompete provisions in favor of the Company.

     On February 12, 1999, the Company's Compensation Committee and Board of Directors approved an amendment to Mr. McGinnis's employment agreement to provide that his base salary would be subject to annual cost of living increases given in the normal course of business. The Compensation Committee and Board of Directors thereafter approved a cost of living adjustment to Mr. McGinnis's annual salary, increasing such salary by the Company's standard rate of 2.3% and making such salary increase retroactive to February 15, 1998. Effective January 1, 2000, the Company's Compensation Committee and Board of Directors approved an increase to Mr. McGinnis's annual base salary to $225,000. In addition, the Special Committee has determined that Mr. McGinnis is eligible for up to a $500,000 bonus payable entirely in the Special Committee's discretion upon the sale of the Company or the consummation of a similar transaction.

     In February 2000, the Company entered into change-in-control agreements (the "Change In Control Agreements") with Messrs. Bader, Bates, Sharps and Ms. Murphy (the "named executive officers") which provide that in the event of a "Change in Control" (as defined below) prior to January 1, 2001, the named executive officers would be eligible to participate, with such other senior employees of the Company designated by the Special Committee prior to the Change in Control (at the discretion of the Special Committee), in a bonus pool to be established by the Special Committee of up to a maximum aggregate amount of $400,000. The Change In Control Agreements further provide that in the event that a named executive officer is terminated without "Cause" or terminates his or her employment with the Company for "Good Reason" (as such terms are defined in the Change In Control Agreements) during the twelve month period following a Change in Control, then such named executive officer would be entitled to a lump sum payment equal to twice his or her base salary then in effect. The Change In Control Agreements define a "Change in Control" as either (i) the adoption of a plan of merger or consolidation of the Company in which the holders of the Company's outstanding Common Stock would receive less than 50% of the voting stock of the surviving or resulting corporation, (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company, (iii) the sale or transfer of all or substantially all of the assets of the Company, (iv) certain changes in the composition of the Board, or (v) any individual, entity or group, or other person, acquiring in a single transaction or series of transactions more than 30% of the outstanding shares of the Company's Common Stock.

     In February 2000, the Company also entered into severance agreements (the "Severance Agreements") with the named executive officers which provide that in the event a named executive officer is terminated by the Company without "Cause" (as such term is defined in the Severance Agreements), the Company would pay a lump sum equal to such named executive officer's then current annual base salary (the "Severance Amount") and for a period of 12 months from the date of termination, pay, or reimburse such named executive officer for, the Company-paid portion of medical premiums under the Company's group health plan that would apply to the named executive officer had he or she not been terminated, provided that the named executive officer makes a timely election of such continuation coverage under COBRA. The Severance Agreements preclude payment to a named executive officer of the Severance Amount if such named executive officer is entitled to a severance or similar payment under any other agreement with the Company, including the Change In Control Agreements. The Severance Agreements also contain certain confidentiality, noncompete and nonsolicitation provisions in favor of the Company and provide that nothing contained therein shall limit the right of the Company to terminate or alter the terms of an employee's employment prior to a "Termination" (as such term is defined in the Severance Agreements).

     The Change In Control Agreements and the Severance Agreements supersede and replace the three year employment agreements the Company entered into in May 1997 with Mr. Sharps and Ms. Murphy. Messrs. Bader and Bates do not have employment agreements with the Company. Effective January 1, 2000, the Company's Compensation Committee and Board of Directors approved increases to Messrs. Bates, Bader and Sharps and Ms. Murphy's annual base salaries to $140,000.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of March 13, 2000 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY    PERCENT OF
NAME AND ADDRESS                                                   OWNED(1)          CLASS(2)
----------------                                              ------------------    ----------
The Kaufmann Fund, Inc......................................      1,622,500(3)         14.5%
  140 E. 45th Street
  43rd Floor
  New York, New York 10017
FMR Corp....................................................      1,112,500(4)          9.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Par Investment Partners, L.P................................      1,085,800(5)          9.7%
  One Financial Center, Suite 1600
  Boston, Massachusetts 02111
Putnam Investments, Inc.....................................        876,900(6)          7.8%
  One Post Office Square
  Boston, Massachusetts 02109
Wachovia Corporation........................................        615,000(7)          5.5%
  100 North Main Street
  Winston-Salem, North Carolina 27104

---------------

(1) See Note (1) under "Management Common Stock Ownership" elsewhere herein.
(2) Based on an aggregate of 11,225,188 shares of Common Stock issued and outstanding as of March 13, 2000.
(3) The information regarding The Kaufmann Fund, Inc. ("Kaufmann") is given in reliance upon a Schedule 13G filed by such stockholder on or about February 18, 1998 with the Securities and Exchange Commission (the "Commission"). The
    Schedule 13G indicates that Kaufmann has sole voting power and sole dispositive power over 1,622,500 shares.
(4) The information regarding FMR Corp. ("FMR") is given in reliance upon a
    Schedule 13G/A filed with the Commission on or about February 11, 2000 by such stockholder, Edward C. Johnson III ("Johnson") and Abigail P. Johnson (who through their ownership of common stock of FMR and the execution of a shareholders' voting agreement may be deemed to form a controlling group with respect to FMR), Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and a registered investment advisor, and Fidelity Low-Priced Stock Fund ("Fidelity Fund"), an investment company. The
    Schedule 13G/A indicates that Fidelity is the beneficial owner of 1,112,500 shares. The Schedule 13G/A also indicates that neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly or by the Fidelity funds. The Schedule 13G/A also indicates that Fidelity Fund has an interest in 1,112,500 shares. The Schedule 13G/A also states that Fidelity Management Trust Company ("Fidelity Management"), a wholly owned subsidiary of FMR, is beneficial owner of 1,112,500 shares and Johnson and FMR, through its control of Fidelity, each has the sole power to dispose of the 1,112,500 shares.
(5) The information regarding Par Investment Partners, L.P. ("Par Investment") is given in reliance upon a Schedule 13G filed with the Commission on or about February 10, 2000 by such stockholder, Par Group, L.P., the general partner of Par Investment ("Par Group"), and Par Capital Management, Inc., the general partner of Par Group ("Par Capital"). The Schedule 13G indicates that Par Investment, Par Group and Par Capital have sole voting power and sole dispositive power over 1,085,800 shares.
(6) The information regarding Putnam Investments, Inc. ("PI") is given in reliance upon a Schedule 13G filed with the Commission by such stockholder, its parent corporation, Marsh & McLennan Companies, Inc. ("MMC"), and two wholly owned registered investment advisors of PI, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") on or about January 21, 1998 with the Commission. The Schedule 13G states that MMC does not have power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The

    Schedule 13G indicates that PIM, PI and PAC have shared dispositive power over 452,400 shares; and that PAC and PI have shared voting power over 401,900 shares.
(7) The information regarding Wachovia Corporation ("Wachovia") is given in reliance upon a Schedule 13G filed with the Commission on or about February 14, 2000 by such stockholder and Wachovia Bank, National Association ("Wachovia Bank"), a wholly owned subsidiary of Wachovia. The Schedule 13G indicates that Wachovia and Wachovia Bank have sole voting power and sole dispositive power over 615,000 shares.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (previously referred to in this Proxy Statement as the "named executive officers") for the year ended December 31, 1999. On August 28, 1995, the Company became a wholly-owned subsidiary of Medaphis Corporation ("Medaphis"). Medaphis sold its interest in the Company to the public on May 21, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                               ANNUAL COMPENSATION                COMPENSATION
                                  ---------------------------------------------      AWARDS
                                                                      OTHER       ------------
                                                                      ANNUAL       SECURITIES
            NAME AND                                               COMPENSATION    UNDERLYING       ALL OTHER
       PRINCIPAL POSITION         YEAR   SALARY ($)    BONUS ($)       $(1)       OPTIONS (#)    COMPENSATION ($)
--------------------------------  ----   ----------    ---------   ------------   ------------   ----------------
Patrick B. McGinnis.............  1999    $209,820     $ 35,382     $       --       40,000         $12,681(2)
  Chairman, Chief Executive       1998     200,000      103,416             --       50,000          13,561(2)
  Officer, Director               1997     163,132      137,061      1,120,000      200,000          49,944(3)
Debra M. Murphy.................  1999     126,659       13,040             --       25,000           9,093(4)
  Executive Vice President --     1998     118,654       53,135             --       40,000           9,655(4)
  Subrogation Operations          1997     106,802       74,324        210,000       65,000           5,566(4)
Douglas R. Sharps...............  1999     130,363       19,433             --       25,000          10,240(5)
  Executive Vice President --     1998     127,432       55,759             --       15,000           7,465(5)
  Finance and Administration,     1997     121,689       74,401        280,000       78,750           1,018(5)
  Chief Financial Officer
  and Secretary
Robert G. Bader, Jr.............  1999     117,645       24,316             --       25,000          10,806(6)
  Executive Vice President --     1998     110,654       50,964             --       40,000           9,779(6)
  Overpayments Operations         1997          --           --             --           --                --
Mark J. Bates...................  1999     126,438       19,040             --       25,000          10,502(7)
  Senior Vice President --        1998      62,019(8)  $ 57,274             --       50,000           4,659(7)
  Systems                         1997          --           --             --           --                --

---------------

 (1) This column reflects the dollar value of a stock bonus representing 186,000 shares of the Company's Common Stock that was awarded in connection with the Company's initial public offering on May 21, 1997, as calculated based upon $14.00, the initial public offering price of the Company's Common Stock. The aggregate stock holdings as of December 31, 1999 for Messrs. McGinnis, Sharps and Ms. Murphy were 110,000, 20,000, and 15,700 respectively, having a value of $399,300, $72,600 and $56,791, respectively, based upon the closing price of the Common Stock on The Nasdaq National Market on December 31, 1999.
 (2) All other compensation for 1999 and 1998 includes amounts paid by the Company on behalf of Mr. McGinnis for matching 401(k) plan contributions and insurance premiums.
 (3) Includes $36,923 paid to Mr. McGinnis for his services as President of Medaphis Healthcare Information Technology Company, a subsidiary of Medaphis ("HIT") and $8,285 of matching contributions to the Medaphis Deferred Compensation Plan (the "Medaphis Deferred Plan"). All other compensation for 1997 includes amounts paid by the Company on behalf of Mr. McGinnis for matching 401(k) plan contributions and insurance premiums.
 (4) All other compensation for 1999, 1998 and 1997 includes amounts paid by the Company on behalf of Ms. Murphy for matching 401(k) contributions and insurance premiums.
 (5) All other compensation for 1999, 1998 and 1997 includes amounts paid by the Company on behalf of Mr. Sharps for matching 401(k) plan contributions and insurance premiums.
 (6) All other compensation for 1999 and 1998 includes amounts paid by the Company on behalf of Mr. Bader for matching 401(k) plan contributions and insurance premiums.
 (7) All other compensation for 1999 and 1998 includes amounts paid by the Company on behalf of Mr. Bates for matching 401(k) plan contributions and insurable premiums.
 (8) This amount represents the compensation Mr. Bates received from June 23, 1998, the date he joined the Company, until December 31, 1998.

                               EXECUTIVE OFFICERS

                                                                                  EXECUTIVE OFFICER
NAME                                  AGE                 POSITION                      SINCE
----                                  ---                 --------                -----------------
Patrick B. McGinnis.................  52    Chairman of the Board, Chief                1997
                                              Executive Officer & Director
Robert G. Bader, Jr.................  43    Executive Vice President --                 1998
                                              Overpayments Operations
Mark J. Bates.......................  40    Senior Vice President -- Systems            1998
Timothy E. Cahill...................  34    Senior Vice President -- Sales,             1999
                                              Marketing and Client Services
Robert L. Jefferson.................  44    Senior Vice President -- Business           1999
                                              Development
Debra M. Murphy.....................  44    Executive Vice                              1997
                                              President -- Subrogation Operations
Kevin M. O'Donnell..................  53    Executive Vice President -- Corporate;      1999
                                              President, SAI Sales Division
Douglas R. Sharps...................  46    Executive Vice President -- Finance         1997
                                              and Administration, Chief Financial
                                              Officer & Secretary

     PATRICK B. MCGINNIS serves as Chairman, Chief Executive Officer and a director of the Company. In 1988, Mr. McGinnis left Humana Inc., where he served as Vice President -- Finance & Planning, to co-found the Company. He served as the Company's Chief Executive Officer until August 1996, when he left to become President of Medaphis Healthcare Information Technology Company. He rejoined the Company and assumed his current responsibilities in January 1997.

     ROBERT G. BADER, JR. serves as Executive Vice President -- Overpayments Operations of the Company. He assumed his current responsibilities in November 1999. Mr. Bader joined the Company in January 1998 as Senior Vice
President -- Business Development. From 1992 until 1994 Mr. Bader served as Vice President of Strategic Planning of Blue Cross Blue Shield of Kentucky. In 1994, he assumed the positions of Chief Operating and Chief Financial Officer of Acordia of Louisville, one of the operating companies of Acordia, Inc., which was a publicly traded insurance brokerage and health administrative services company until wholly acquired by Anthem, Inc. in 1997.

     MARK J. BATES serves as Senior Vice President -- Systems at the Company. Before joining HRI in June 1998, Mr. Bates was Director of Application Development at Humana Inc. In his 14 years at Humana Inc. he held a variety of systems management responsibilities including Director of Technical Services, Director of Customer Service, and Director of Development Support. Mr. Bates is a 1981 graduate of Rose-Hulman

Institute of Technology with a B.S. in Computer Science. He is a founding member of the Computer Information Systems Corporate Partner Program at the University of Louisville School of Business.

     TIMOTHY E. CAHILL serves as Senior Vice President -- Sales, Marketing and Client Services. Mr. Cahill joined the Company in October of 1999 from his previous position as Vice President of Sales for Concentra Preferred Systems. Mr. Cahill brings significant industry experience and over 13 years of sales and marketing expertise to the organization.

     ROBERT L. JEFFERSON serves as Senior Vice President -- Business Development. He assumed his current responsibilities in November 1999. From 1994 through 1999, he served as Director of Planning and Budget for AEGON USA, the domestic insurance division of AEGON's international operations. During the period of 1979 through 1994, he headed up financial reporting and budgeting for the Agency Group division of Providian Corporation, which was subsequently acquired by AEGON.

     DEBRA M. MURPHY serves as Executive Vice President -- Subrogation Operations. Ms. Murphy joined the Company in 1991 as Sales and Marketing Manager. She was promoted to Director of Sales in October 1994, to Vice President -- Sales in February 1996 and to Senior Vice President in November 1996. She assumed the position of Executive Vice President -- Operations in June 1997 and then assumed her current position of Executive Vice
President -- Subrogation Operations in October 1999.

     KEVIN M. O'DONNELL serves as Executive Vice President -- Corporate; President, SAI Sales Division. Mr. O'Donnell joined the Company in January 1999 after serving as President of Subro Audit, Inc. since February 1984. Mr. O'Donnell has been an attorney since 1972.

     DOUGLAS R. SHARPS serves as Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. Mr. Sharps joined the Company in January 1990 as Vice President and General Counsel and became Chief Financial Officer in October 1994. He is also the principal of Sharps & Associates, PSC, a law firm that provides support to the Company and handles litigated recoveries in California, Florida, Illinois, Kentucky, Pennsylvania, Texas and Wisconsin. He assumed his current responsibilities in January 1997.

                              STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Stock Option Plan and the Option Plan to the Chief Executive Officer and each of the named executive officers (as previously defined in this Proxy Statement) during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                          -------------------------------                                   POTENTIAL REALIZABLE
                                              PERCENT OF                                  VALUE AND ASSUMED ANNUAL
                             NUMBER OF          TOTAL                                       RATES OF STOCK PRICE
                             SECURITIES        OPTIONS                                     APPRECIATION FOR OPTION
                          UNDERLYING TOTAL    GRANTED TO                                            TERM
                          OPTIONS GRANTED    EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -------------------------
NAME                          IN 1999            1999         PER SHARE         DATE          5%            10%
----                      ----------------   ------------   --------------   ----------   ----------     ----------
Patrick B. McGinnis.....       40,000            6.3            $4.50         3/25/09      $113,202       $286,874
Robert G. Bader, Jr.....       25,000            3.9             4.50         3/25/09        70,751        179,296
Mark J. Bates...........       25,000            3.9             4.50         3/25/09        70,751        179,296
Debra M. Murphy.........       25,000            3.9             4.50         3/25/09        70,751        179,296
Douglas R. Sharps.......       25,000            3.9             4.50         3/25/09        70,751        179,296

                             STOCK OPTION EXERCISES

     The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Chief Executive Officer and each of the named executive officers (as previously defined in this Proxy Statement) as of December 31, 1999. The table also reflects the value for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1999, the last trading date in 1999 for the Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1999
                           AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN
                                                           OPTIONS AT                 THE MONEY OPTIONS
                                                        DECEMBER 31, 1999           AT DECEMBER 31, 1999
                                                   ---------------------------   ---------------------------
NAME                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                               -----------   -------------   -----------   -------------
Patrick B. McGinnis..............................    150,000        140,000          $0             $0
Robert G. Bader, Jr..............................     26,667         38,333           0              0
Mark J. Bates....................................     16,667         58,333           0              0
Debra M. Murphy..................................     56,667         73,333           0              0
Douglas R. Sharps................................     57,500         61,250           0              0

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return (assuming reinvestment of dividends) on the Common Stock compared to the return of the Center for Research in Security Price Total Return Index for The Nasdaq Stock Market, U.S. Companies (the "Nasdaq Composite, U.S.") and the Company's peer group index for the periods indicated. This graph reflects the investment of $100.00 on May 22, 1997 (the date the Company's initial public offering was completed by Medaphis) in the Common Stock, the Nasdaq Composite, U.S., the Company's 1998 peer group and the Company's 1999 peer group. The Company's 1999 peer group consists of the following companies: CCC Information Services Group, Health Management Systems, Inc., Hooper Holmes, Inc., INSpire Insurance Solutions, Inc., Maximus, Inc., MedQuist, Inc., National Research, Inc., Profit Recovery Group International and QuadraMed. In order to obtain a more representative sample, the Company added three companies to the 1999 peer group from the number of companies in the 1998 peer group. Five companies in the 1998 peer group, ABR Information Services, Concentra Managed Care, Inc., HCIA, Medaphis and Transcend Services, Inc. are no longer publicly traded companies or are no longer representative of the Company and accordingly are not represented in the 1999 peer group.

                                         5/22/97      6/30/97      9/30/97      12/31/97      3/31/98      6/30/98      9/30/98
                                         -------      -------      -------      --------      -------      -------      -------
HCRI Annual Values                         100          131          153           151          158          134            68
Peer Group Annual Values 1998              100          115          111           111          142          121            93
Peer Group Annual Values 1999                                                       95          131          118           110
NASDAQ Annual Values                       100          105          123           114          134          138           123






                                        12/31/98      3/31/99      6/30/99       9/30/99     12/31/99
                                        --------      -------      -------       -------     --------
HCRI Annual Values                        115           33           32            19           25
Peer Group Annual Values 1998             113           64           81            76           65
Peer Group Annual Values 1999             129           98          112           103           93
NASDAQ Annual Values                      160          179          196           200          296

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1999, the Compensation Committee consisted of the three disinterested members of the Board (the "Compensation Committee") whose names appear below. The Compensation Committee receives input regarding compensation for the executive officers from the Chief Executive Officer and hired the company William M. Mercer ("Mercer") as a consultant regarding the payment of executive compensation. The Special Committee also reviewed executive officer compensation arrangements during 1999 and consulted with Mercer regarding alternative severance agreements for certain of the executive officers of the Company. Each of the members of the Compensation Committee is a member of the Special Committee.

     Currently, the Chief Executive Officer is a party to an employment agreement that sets forth his base salary and contemplates his participation in the Management Group Incentive Compensation Plan and each of Messrs. Bader, Bates, Sharps and Ms. Murphy is a party to a change in control agreement and a severance agreement. See "Employment Agreements". Timothy E. Cahill and Robert
L. Jefferson are parties to employment agreements that set forth their respective base salaries and their eligibility to participate in the Company's incentive programs. In addition, Kevin O'Donnell is a party to an employment agreement entered into as part of an acquisition completed by the Company in 1999. See "Certain Relationships and Related Transactions".

     Compensation Components. The components of the Company's executive compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to provide competitive base salaries for the Company's executive officers, and incentive compensation and long-term incentives that retain the executive officers and motivate them to achieve the Company's business objectives over the long-term.

     Base Salary. The Chief Executive Officer is a party to a three-year employment agreement with the Company that sets forth his base salary. See "Employment Agreements". Messrs. Cahill and Jefferson are parties to one-year employment agreements with the Company that provide an annual base salary of $150,000 for Mr. Cahill and an annual base salary of $120,000 for Mr. Jefferson. In addition, Kevin O'Donnell is a party to an employment agreement with the Company that provides for a commission based salary. See "Certain Relationships and Related Transactions".

     Management Group Incentive Compensation Plan. The Company has adopted an annual performance-based bonus plan in which the named executive officers and Messrs. McGinnis, Cahill and Jefferson participate. The plan is divided into a nondiscretionary bonus pool and a discretionary bonus pool that provides for cash bonuses to its participants based on certain performance-based thresholds set forth in the plan and the discretion of the Board of Directors. The Compensation Committee is currently considering the method of allocation and range of any potential bonuses to be paid under the annual performance-based bonus plan. Based on its evaluation of the Chief Executive Officer's performance in attaining the Company's financial results, the Compensation Committee may grant Mr. McGinnis an annual bonus from the discretionary bonus pool. Mr. McGinnis recommends to the Compensation Committee the discretionary annual bonus for the executive officers based on each executive officer's performance in attaining the Company's financial results.

     Stock Option Plans. The Company maintains stock option plans designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans to certain officers, key employees and consultants of the Company by the Compensation Committee. Stock options are generally granted annually if available and if supported by the Company's growth and profitability. To foster long-term commitments, executives' options typically vest over a three-year period and remain outstanding for ten years. In accordance with United States Treasury Department regulations, in the event the value realized upon the exercise of options by any "covered" employee (the difference between the per share exercise price and the market price on the date of exercise multiplied by the number of options exercised) when combined with such employee's other "covered" compensation in the year of exercise exceeds $1.0 million, the Company will be unable to deduct the amount of such excess compensation.

     Supplemental Retirement Savings Plan. The Company has adopted a non-qualified deferred compensation plan under which certain key employees of the Company may defer up to 16% of their compensation

(reduced by the amount they could have deferred under the Company's 401(k)
Plan). The Company will match employee contributions equal to the contributions that would have been made under the Company's 401(k) Plan but for certain tax restrictions. Participants will be entitled to receive distributions upon termination of employment. The Company may fund all or part of its obligations under this plan in a trust reachable by the Company's general creditors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million per employee in any taxable year that is paid to the corporation's chief executive officer or to its four other most highly compensated executive officers. No executive officer received more than $1 million in compensation in 1999 that will be subject to the Section 162(m) limitation on deductibility.

     Chief Executive Officer Compensation. As discussed earlier in this Proxy Statement, the Company entered into an employment agreement with the Chief Executive Officer in May 1997. The employment agreement is for an initial term of three years and contains certain confidentiality and noncompete provisions (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. McGinnis received an initial base salary of $200,000, and is eligible to participate in the Management Group Incentive Compensation Plan. On February 12, 1999, the Company's Compensation Committee and Board of Directors approved an amendment to the Employment Agreement to provide for annual cost of living adjustments to Mr. McGinnis' base salary given in the normal course of business. Effective January 1, 2000, the Company's Compensation Committee and Board of Directors approved an increase to Mr. McGinnis' annual base salary to $225,000. See "Employment Agreements".

     The Compensation Committee determines the amount of discretionary bonuses that Mr. McGinnis receives under the Management Group Incentive Compensation Plan, based on his performance with respect to achieving financial results. In addition, the Special Committee has determined that Mr. McGinnis is eligible for up to a $500,000 bonus payable entirely in the Special Committee's discretion upon the sale of the Company or the consummation of a similar transaction.

     In addition, to augment Mr. McGinnis' long-term incentive for continued employment with the Company, Mr. McGinnis has been granted options to acquire shares of the Common Stock under the Company's Option Plan and Stock Option Plan. In 1999, Mr. McGinnis was granted options to acquire 40,000 shares of Common Stock of the Company. Additionally, in March 1999 Mr. McGinnis received a loan from the Company, as described elsewhere in this Proxy Statement.

                                          COMPENSATION COMMITTEE

                                          William C. Ballard, Jr., Chairman
                                          Jill L. Force
                                          Elaine J. Robinson

March 20, 2000

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee of the Board composed of William C. Ballard, Jr., Chairman, Jill L. Force and Elaine J. Robinson. None of the members of the Compensation Committee were officers of the Company or had any relationship requiring disclosure under Securities and Exchange Commission regulations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MCGINNIS DEMAND NOTE. On March 31, 1999, the Company made a loan in the amount of $350,000 to Patrick B. McGinnis, Chairman, Chief Executive Officer and director of the Company, in exchange for a full recourse promissory note in the same amount from Mr. McGinnis. The full recourse promissory note bears interest at a variable annual rate equal to the greater of: (1) the Company's cost of borrowing under its Credit Agreement, dated February 1, 1998 with National City Bank of Kentucky and the lenders named therein (the "Credit Agreement"), or (2) the federal short-term rate. In the event that there is no outstanding balance under the Credit Agreement, the note will bear interest at a variable annual rate equal to the federal short-term rate. The $350,000 note and accrued interest of $18,641 were outstanding at December 31, 1999.

     SHARPS & ASSOCIATES. As part of its obligations under client contracts, the Company generally pays for the legal representation of clients, as required in the recovery process. A portion of those payments is made in the form of a retainer to Sharps & Associates PSC, a law firm solely owned by Douglas R. Sharps, the Company's Executive Vice President -- Finance and Administration, Chief Financial Officer and Secretary. This law firm employs 25 attorneys, 9 paralegals and 1 administrative assistant at its offices in Pittsburgh, Pennsylvania; Louisville, Kentucky; Pleasanton, California; Chicago, Illinois; Tampa, Florida; Milwaukee, Wisconsin and Dallas, Texas. The Company paid $2,064,000 to such related party during the year ended December 31, 1999 for legal services. However, Mr. Sharps receives no personal benefit from his ownership of the firm.

     MEDCAP MEDICAL COST MANAGEMENT, INC. ASSET PURCHASE. On February 15, 1999, the Company acquired substantially all of the assets and properties of MedCap Medical Cost Management, Inc., a California corporation ("MedCap"), pursuant to an Asset Purchase Agreement by and among the Company, MedCap and Marcia Deutsch, the sole shareholder of MedCap (the "Asset Purchase Agreement"). The Company paid approximately $10 million to MedCap and agreed to pay up to fifty percent of the gross profits of the MedCap business for each of the twelve month periods ending December 31, 1999 and 2000, pursuant to an earn-out arrangement.

     The total consideration paid for the assets of MedCap was determined through arm's length negotiations between representatives of the Company, MedCap and Marcia Deutsch. None of the Company or, to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with MedCap or Marcia Deutsch prior to the acquisition.

     The Company paid approximately $4.5 million on February 15, 2000, pursuant to an amendment, dated December 8, 1999, to the original earn-out agreement. Pursuant to the same amendment, through January 15, 2001, the Company may pay up to 50% of the fees collected in relation to certain negotiated contracts, less associated expenses.

     In conjunction with the acquisition, Ms. Deutsch entered into an employment agreement under which she would have served as Senior Vice President -- Corporate; President, MedCap Division for a term of two years. On
December 8, 1999, the employment agreement was terminated by the parties effective February 15, 2000.

     SUBRO-AUDIT, INC. AND O'DONNELL LEASING CO., LLP ASSET PURCHASE. On January 25, 1999, the Company acquired substantially all of the assets of Subro-Audit, Inc., a Wisconsin corporation, and O'Donnell Leasing Co., LLP, a Wisconsin limited liability partnership (together, "SAI"), pursuant to an Asset Purchase Agreement by and among the Company, SAI, Kevin O'Donnell and Leah Lampone. Kevin O'Donnell and Leah Lampone owned all of the outstanding capital stock of Subro-Audit, Inc. and were the sole general partners of O'Donnell Leasing Co., LLP. The Company paid approximately $24.4 million to SAI and was required to place in escrow $8.5 million pursuant to an earn-out arrangement, only $7.0 million of which is still subject to potential payout pursuant to such arrangement.

     In conjunction with the acquisition, Kevin M. O'Donnell entered into an employment agreement under which he may serve as Executive Vice
President -- Corporate; President, SAI Sales Division for a term of approximately two years, as determined by the Asset Purchase Agreement. The employment agreement contains certain non-competition, non-interference and non-solicitation provisions. Under his employment agreement, Mr. O'Donnell may receive a $1.00 per life sales commission based on the number of new lives in excess of 2,000,000 lives. Pursuant to his employment agreement, Mr. O'Donnell also received the right to options to purchase fifty thousand (50,000) shares of Common Stock under the Stock Option Plan, as set forth in a related stock option agreement.

     The total consideration paid for the assets was determined through arm's length negotiations between representatives of the Company, SAI, Kevin O'Donnell and Leah Lampone. None of the Company and to the knowledge of the Company, any director or officer or any associate of any such director or officer of the Company had any material relationship with SAI, Kevin O'Donnell or Leah Lampone prior to the acquisition.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. The Form 3 for Ms. Marcia Deutsch, who ceased being an executive officer of the Company as of December 8, 1999, relating to her election as an executive officer of the Company was not filed on a timely basis during 1999. The Form 4 for Mr. Robert G. Bader, an executive officer of the Company, relating to the purchase of 1,000 shares on March 25, 1999, was not filed on a timely basis during 1999.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has appointed the firm of PricewaterhouseCoopers LLP to serve as independent accountants of the Company for 2000, subject to ratification of this appointment by the stockholders of the Company. PricewaterhouseCoopers LLP has served as independent accountants of the Company since 1997. The Board recommends a vote "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants. One or more representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Healthcare Recoveries, Inc.
                                          1400 Watterson Tower
                                          Louisville, Kentucky 40218
                                          Attention: Douglas R. Sharps
                                                     Executive Vice President --
                                                     Finance and Administration,
                                                     Chief Financial Officer and
                                                     Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company no later than November 20, 2000 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be delivered to or mailed and received at the principal executive offices of the Company between January 28, 2001 and February 27, 2001 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting; provided, however, that if notice or public disclosure of the date of the meeting is given or made to stockholders after February 17, 2001, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies with respect to shares of the Company's Common Stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of CIC's services is a fee of $4,500 plus reasonable out-of-pocket expenses.

                                          By Order of the Board of Directors,

                                          Douglas R. Sharps
                                          Executive Vice President --
                                          Finance and Administration,
                                          Chief Financial Officer
                                          and Secretary
Louisville, Kentucky
March 20, 2000

PROXY                     HEALTHCARE RECOVERIES, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 2000

    The undersigned hereby appoints PATRICK B. McGINNIS and DOUGLAS R. SHARPS, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Healthcare Recoveries, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, April 28, 2000 at 9:00 a.m., local time, at 1400 Watterson Tower, Louisville, Kentucky 40218, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1) To elect two (2) Class C directors to three-year terms expiring at the 2003 annual meeting of stockholders:

[ ] FOR all nominees listed (except as marked                    [ ] WITHHOLD AUTHORITY to vote for
    below to the contrary)                                           all nominees listed

        Patrick B. McGinnis
        Jill L. Force

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE  NOMINEE'S NAME IN THE LIST ABOVE.)

(2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company to serve for 2000:

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                (Continued, and to be signed, on the other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY.

                                       Date                               , 2000
                                            -----------------------------

                                            -----------------------------

                                            -----------------------------

                                               Please sign exactly as
                                               your name or names appear
                                               hereon. Where more than
                                               one owner is shown above,
                                               each should sign. When
                                               signing in a fiduciary or
                                               representative capacity,
                                               please give full title. If
                                               this proxy is submitted by
                                               a corporation, it should
                                               be executed in the full
                                               corporate name by a duly
                                               authorized officer. If a
                                               partnership, please sign
                                               in partnership name by
                                               authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.